Exhibit 10.2

Calhoun Vision, Inc.

2015 Equity Incentive Plan

Article 1. Establishment, Objectives, and Duration

1.1 Establishment of the Plan. Calhoun Vision, Inc., a California corporation, (the “Company”) hereby adopts the Calhoun Vision, Inc. 2015 Equity Incentive Plan (the “Plan”), as set forth in this document. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Awards, Performance Shares, Performance Share Units and Stock Units. Subject to approval by the Company’s shareholders, this Plan shall become effective upon the closing of the financing of the Series G Preferred Stock (the “Effective Date”).

1.2 Purposes of the Plan. The purposes of this 2015 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and remain in effect, subject to the right of the Administrator to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after April 30, 2025.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized: “Administrator” means either the Board or a committee of two or more Board members to which the Board allocates administration of the Plan. For purposes of making Awards intended to qualify for the Performance Based Exception under Code Section 162(m), to the extent required under Code Section 162(m), the Administrator shall be comprised solely of two or more individuals who are “outside directors,” as that term is defined in Code Section 162(m) and the regulations thereunder.

“Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Performance Shares, Performance Share Units, Stock Appreciation Rights, Restricted Stock, Stock Grants or Stock Units.

“Award Agreement” means a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cause” will exist if the Administrator determines that a Participant has engaged in any of the following acts: (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The Administrator’s determination shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 12.1. For purposes of this definition, the term “Company” shall include any affiliate of the Company.

“Change in Control” means (i) a sale of all or substantially all of the Company’s assets, (ii) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company or (iv) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election or nomination for election by the Company’s shareholders, of any new Director was approved by a vote of at least 50% of the Incumbent Directors, such new Director shall be considered as an Incumbent Director.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Calhoun Vision, Inc., a California corporation, and any successor thereto as provided in Article 17 hereof.

“Consultant” means a natural person (other than an Employee or Director) who provides bona fide services to the Company or a Subsidiary, provided the services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities (within the meaning of Rule 701(c)(1) issued under the Securities Act of 1933). However, “Consultant” shall not be so limited if the Administrator specifically determines that the term shall have a wider meaning in connection with a specific grant.

“Covered Employee” means a Participant who is (a) defined as a “covered employee” in regulations promulgated under Code Section 162(m) or any successor statute or (b) designated by the Administrator to be treated as a Covered Employee.

“Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company or a Subsidiary shall be considered an Employee for purposes of the Plan.

“Disability” has the meaning given by Code Section 22(e)(3), i.e., the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

“Effective Date” has the meaning given in Section 1.1 hereof. “Employee” means any employee of the Company or its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Fair Market Value” as of any date and in respect of any Share means the then most recent closing price of a Share reported by the exchange or other trading system on which Shares are primarily traded or, if the Shares are not publicly traded, then the fair market value of Shares shall be as determined by the Administrator using a reasonable valuation method that satisfies the requirements of Section 409A. In no event shall the fair market value of any Share be less than its par value (if any).

“Fiscal Year” means the annual period with respect to which the Company reports for Federal income tax purposes.

“Good Reason” means (a) requiring a Participant to provide his or her services to the Company in a location more than 50 miles from the current location of the primary offices of the Company without the Participant’s prior written consent, (b) a reduction of the Participant’s compensation or title without the Participant’s prior written consent or (c) assigning duties to the Participant not commensurate with the Participant’s title without the Participant’s prior written consent.

“Incentive Stock Option” or “ISO” means an “incentive stock option” within the meaning of Code Section 422.

“Insider” means an individual who is, on the relevant date, an executive officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 and Rule 13d-3 of the Exchange Act.

“Nonqualified Stock Option” or “NQSO” means an option that is not an Incentive Stock Option.

“Option” means an option granted pursuant to Article 6.

“Option Agreement” means an agreement between the Participant and the Company evidencing the terms of an Option.

“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Participant” means an Employee, Director or Consultant who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

“Performance Shares” are shares of Restricted Stock that are forfeitable unless pre-established performance goals are met within a set performance period. Article 11 lists the available performance measures.

“Performance Share Units” are Stock Units that are subject to performance goals. Article 11 lists the available performance measures.

“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is not permitted (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Administrator, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act, including a “group” as defined in Section 13(d) of the Exchange Act.

“Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof, other than Sections 8.7 or 8.8.

“Section 409A” means Code Section 409A and the regulations and other guidance issued thereunder.

“Section 409A Award” means an Award that is subject to the requirements of Section 409A.

“Service”means the Participant’s employment or service with the Company or a Subsidiary, whether in the capacity of an Employee, a Director, or a Consultant.

“Shares” means shares of the Company’s common stock, par value $0.0001 per share.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 hereof.

“Stock Unit” means an Award granted under Article 10.

“Subsidiary” has the meaning given by the regulations under Section 409A to the term “service recipient stock” such that a grant of an Option or SAR to an employee of a Subsidiary will be a grant related to service recipient stock. Subsidiary generally means any corporation, partnership, joint venture, or other entity in a chain of organizations all of which have a controlling interest in another organization, beginning with the Company and ending with the Subsidiary, subject to the special rules of Reg. §1.409A-1(b)(5)(iii). For an Option to be an ISO, “Subsidiary” must be limited to a “subsidiary corporation” within the meaning of Code Section 424(f) and the rules thereunder.

“Ten Percent Shareholder” means an Employee who at the time an ISO is granted owns (or is treated as owning) Shares possessing more than ten percent of the total combined voting power of all classes of Shares of the Company or a Subsidiary.

Article 3. Administration

3.1 Power of Administrator. The Plan shall be administered by the Administrator. Except as limited by law (including, with respect to Section 409A Awards, the requirements of Section 409A) or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Administrator shall have full power to

(a)	select Employees, Directors and Consultants who shall be offered the opportunity to participate in the Plan;

(b)	determine the sizes and types of Awards;

(c)	determine the terms and conditions of Awards in a manner consistent with the Plan;

(d)	construe and interpret the Plan and any agreement or instrument entered into under the Plan;

(e)	establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award as provided in the Plan; and

(f)	make all other determinations that it deems necessary or advisable for the administration of the Plan.

3.2 Delegation. As permitted by law and the terms of the Plan, the Administrator may delegate its authority herein.

3.3 Decisions Binding. All determinations and decisions made by the Administrator pursuant to the provisions of the Plan and all related orders and resolutions of the Administrator shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Subsidiaries, Directors, Employees, Consultants, Participants, and their estates and beneficiaries, unless changed by the Board.

3.4 Liability. No member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award granted hereunder.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Grants. Shares may be authorized, unissued shares or Treasury shares. Subject to adjustment as provided in Section 4.3 hereof, the number of Shares hereby reserved for issuance to Participants under the Plan shall equal 43,476,338 shares of common stock. If unvested Shares are forfeited or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan, but the total number of such forfeited Shares that become available may not exceed ten times the maximum number set forth in the preceding sentence. The Administrator shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan, subject to the following rules:

(a)

Any Shares covered by an Award (or a portion of an Award) granted under the Plan which is forfeited or canceled or expires shall be deemed not to have been delivered for purposes of determining the number of Shares available for delivery under the Plan.

(b)

If any unissued Shares are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such exercise, the unissued or retained Shares shall become available for future grant under the Plan (unless the Plan has terminated).

(c)

If an Option may be settled by issuing net Shares (i.e., withholding a number of Shares equal to the exercise price), the full number of shares of the Company’s common stock covered by the Option shall be counted (not the net Shares issued).

(d)

The full number of shares of the Company’s common stock covered by SARs that may be settled in Shares shall be counted (not the net Shares issued). SARs that may be settled in cash only shall not be counted.

4.2 Individual Limitations. The following limitations shall apply to the grant of any Award to a Participant in a Fiscal Year:

(a)	Stock Options: The maximum aggregate number of Shares that may be granted in the form of Options in any one Fiscal Year to any one Participant shall be 10,000,000.

(b)	SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights pursuant to Awards granted in any one Fiscal Year to any one Participant shall be 10,000,000.

(c)	Restricted Stock: The maximum aggregate of Shares that may be granted with respect to Awards of Restricted Stock granted in any one Fiscal Year to any one Participant shall be 3,000,000.

(d)

Performance Shares/Performance Share Units Awards: The maximum aggregate grant with respect to Awards of Performance Shares made in any one Fiscal Year to any one Participant shall be equal to the Fair Market Value of 3,000,000 Shares (measured on the date of grant); the maximum aggregate amount awarded with respect to Performance Share Units to any one Participant in any one Fiscal Year may not exceed $5,000,000.

4.3 Adjustments in Authorized Shares. Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered under Section 4.1 hereof, in the number, class and price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1 hereof, as may be determined to be appropriate and equitable by the Administrator, in its sole discretion, to prevent dilution or enlargement of rights.

4.4 Adjustment of Awards upon the occurrence of certain Unusual or Nonrecurring Events. The Administrator shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Administrator determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s or any Award’s meeting the requirements of Code Section 162(m) or Section 409A or an Incentive Stock Option ceasing to meet the requirements of Code Section 422.

Article 5. Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include all Employees and Consultants of the Company or a Subsidiary and all Directors.

5.2 Actual Participation. Subject to the provisions of the Plan, the Administrator may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award, provided that Incentive Stock Options shall only be awarded to Employees of the Company or its Subsidiaries.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as determined by the Administrator.

6.2 Option Agreement. Each Option grant shall be evidenced by an Option Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, whether the Option is intended to be an ISO or a NQSO, whether such Option or any portion thereof shall vest immediately or shall vest over a vesting period specified in the Option Agreement, and such other provisions as the Administrator shall determine which are not inconsistent with the terms of the Plan.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Administrator; provided, however, the per-share exercise price shall not be less than the Fair Market Value of the Shares on the date of grant. If an ISO is granted to a Ten Percent Shareholder, the Option Price shall not be less than 110 percent of the Fair Market Value of the Shares on the date of grant.

6.4 Duration of Options. Unless the Option Agreement provides a different expiration date,

(a)	each ISO granted to a Ten Percent Shareholder shall expire on the fifth (5th) anniversary in the date the ISO was granted,

(b)	each other Option shall expire on the tenth (10th) anniversary of the date the Option was granted, and

(c)	each Option shall expire in accordance with Article 13.

6.5 Exercise of Options. Options shall be exercisable at such times and shall be subject to such restrictions and conditions as the Administrator shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment. Options shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company or its designated agent, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares either:

(a)	in cash or its equivalent (in United States dollars unless otherwise determined by the Administrator);

(b)

subject to the Administrator’s approval, by delivery (or by attestation) of previously acquired whole (not fractional) Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are delivered must have been held by the Participant for at least six (6) months prior to their delivery to satisfy the Option Price);

(c)	by a combination of (a) or (b); or

(e)	by any other method approved by the Administrator in its sole discretion.

6.7 Registration. Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall register, in the Participant’s name, Shares in an appropriate amount based upon the number of Shares purchased pursuant to the Option(s).

6.8 Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.

6.9 Nontransferability of Options.

(a)

Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Further, all ISOs granted to a Participant under the Plan shall be exercisable during such Participant’s lifetime only by such Participant.

(b)

Nonqualified Stock Options. No NQSO granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that a NQSO may be transferred upon the approval of the Administrator (in its sole discretion) by appropriate instrument to an inter vivos or testamentary trust in which the option is to be passed to the Optionee’s beneficiaries upon the Optionee’s death or by gift to the Optionee’s immediate family (consisting of the Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships).

6.10 Special Limitation on Grants of Incentive Stock Options. No ISO shall be granted to an Employee under the Plan or any other ISO plan of the Company to purchase Shares as to which the aggregate Fair Market Value (determined as of the date of grant) of the Shares which first become exercisable by the Employee in any calendar year exceeds $100,000. To the extent an Option initially designated as an ISO exceeds the value limit of this Section 6.10 or otherwise fails to satisfy the requirements applicable to ISOs, it shall be deemed a NQSO and shall otherwise remain in full force and effect.

6.11 Termination for Cause. An Option Agreement may provide that, if a Participant’s Service is terminated by the Company for Cause, the Participant shall have no right to exercise an Option, and all Options will terminate, even if vested.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as shall be determined by the Administrator. Subject to the terms and conditions of the Plan, the Administrator shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of a SAR shall not be less than the Fair Market Value of a Share on the date of grant.

7.2 Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Administrator shall determine.

7.3 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Administrator, in its sole discretion.

7.4 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Administrator, in its sole discretion, imposes upon them.

7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The amount by which the Fair Market Value of a Share on the date of exercise exceeds the grant price of the SAR; by

(b)	The number of Shares with respect to which the SAR is exercised.

The payment upon SAR exercise shall be in Shares unless otherwise provided in the Award Agreement. Any Shares delivered in payment shall be deemed to have a value equal to the Fair Market Value on the date of exercise of the SAR.

7.7 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during such Participant’s lifetime only by such Participant.

Article 8. Restricted Stock and Stock Awards

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Administrator shall determine.

8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Administrator shall determine which are not inconsistent with the terms of this Plan.

8.3 Transferability. Except as may be provided in the Award Agreement, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Administrator and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Administrator in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during such Participant’s lifetime and prior to the end of the Period of Restriction only to such Participant or such Participant’s legal representative. Any transferred Shares shall remain subject to all applicable conditions and restrictions.

8.4 Other Restrictions. The Administrator may impose such other conditions and restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Administrator, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in the Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5 Voting Rights. If the Administrator so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder (whether or not the Company holds the certificate(s) representing such Shares) may, if the Administrator so determines, be credited with dividends paid with respect to the underlying Shares while they are so held. The Administrator may apply any restrictions to the dividends that the Administrator deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Administrator may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and the Restricted Shares maintain eligibility for the Performance-Based Exception.

8.7 Stock Award. The Administrator may grant and award Shares to a Participant that are not subject to Periods of Restrictions and which may be subject to such conditions or provisions as the Administrator may deem advisable including, without limitation, a requirement that the Participant pay a stipulated purchase price for each Share.

8.8 Cash. The Administrator may, in its sole discretion, provide that the issuance of Shares shall be accompanied by cash, which may be sufficient to pay withholding and other payroll taxes or may be more or less than required to pay withholding and other payroll taxes.

Article 9. Share Restrictions

9.1 Unvested Share Repurchase Right. Shares acquired under the Plan that have not vested may be repurchased by the Company at the lesser of the original exercise price or the Shares’ fair market value (as such value is determined in the sole discretion of the Administrator) if the Participant’s Service with the Company is terminated for any reason or no reason, with or without Cause. The Company may assign any unvested Share repurchase right it may have, whether or not then exercisable, to such person or persons as may be selected by the Company. The Company may require the Optionee to place certificates for any unvested Shares in escrow under reasonable terms established by the Administrator.

9.2 Vested Share Repurchase Rights. An Option Agreement or Restricted Stock Award Agreement may provide that:

(a) Vested Shares (Shares that are no longer subject to the unvested share repurchase right of Section 9.1 hereof) may be repurchased by the Company at the Shares’ fair market value (as such value is determined in the sole discretion of the Administrator) as of the date the right is exercised if the Participant’s Service with the Company is terminated for any reason or no reason, with or without Cause. The Company may assign this vested Share repurchase right, whether or not then exercisable, to such person or persons as may be selected by the Company. This vested Share repurchase right shall terminate upon the effective date of the Company’s initial public offering.

(b) If at any time within six (6) months after the date the Participant’s Service with the Company is terminated for any reason or no reason, with or without Cause, the Participant becomes employed by or otherwise provides services or advice or assistance to, or invest in any business that is, a competitor of the business of the Company as it exists as of the date of termination (and where such competitor competes in any location where the Company then conducts business), then all shares acquired by exercise of Options within one (1) year prior to the date of termination may be repurchased by the Company at the original purchase price.

9.3 Exercise of Share Repurchase Rights. The unvested Share repurchase right provided in Section 9.1 hereof may be exercised by written notice to the Participant within 90 days after termination of the Participant’s Service (or exercise of an Option, if later). The vested Share repurchase right provided in Section 9.2(a) hereof may be exercised by written notice to Participant within seven months of issuance of the Shares (or 90 days after termination of the Participant’s Service, if later). The vested Share repurchase right provided in Section 9.2(b) hereof may be exercised by written notice to Participant within seven months of termination of the Participant’s Service. The Company may decide not to exercise a vested Share repurchase right within six months of the issuance of the Shares if the exercise of such right would be likely to cause variable accounting treatment. If notice is not given within the exercise period, the repurchase rights shall terminate unless the Participant and the Administrator have extended the time for exercise. Cash payment (or cancellation of purchase money indebtedness) must be made by the thirtieth (30th) day after the date of the written notice to the Participant of the exercise of a repurchase right.

9.4 Right of First Refusal. In the sole discretion of the Administrator, an Option Agreement or Restricted Stock Award Agreement may provide that, in the event the Participant proposes to sell, pledge, or otherwise transfer any vested Share or any interest in such Share, the Company shall have a right of first refusal with respect to such Share. If the Participant desires to transfer any vested Share, the Participant shall provide a written notice to the Company describing all material terms of the proposed transfer. Such notice must include evidence of a binding commitment of the Participant and the offeror with respect to the proposed transfer. The Company may elect to purchase all (but not part) of the Shares subject to the notice by notifying the Participant, in writing within thirty (30) days of receiving the notice constituting a binding commitment. If the prospective purchaser is a bona fide third-party offeror, the purchase price paid by the Company shall be the price per Share proposed to be paid in the notice of binding commitment, and shall be paid within sixty (60) days after the date the notice of binding commitment was received by the Company. If the prospective purchaser is not a bona fide third-party offeror, the purchase price shall be the lesser of (i) the price per Share proposed to be paid in the notice of binding commitment and (ii) fair market value, and shall be paid within sixty (60) days after the date the notice of binding commitment was received by the Company. The Company may assign any right of first refusal it may have to such person or persons as may be selected by the Company. The right of first refusal shall terminate upon the effective date of the Company’s initial public offering.

9.5 Lockup Agreement. The Company (or a representative of the Company’s underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Company, require that the Participant not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by the Participant, for a period of time specified by the underwriter(s) (not to exceed 180 days) following the effective date of registration. The Participant must execute and deliver such other agreements that are reasonably requested by the Company or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto, and the Company may impose stop-transfer instructions with respect to the Participant’s Shares until the end of such specified period.

Article 10. Stock Units

10.1 Grant of Stock Units. Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Administrator.

10.2 Award Agreement. At the Administrator’s discretion, each grant of Stock Units may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures, if any, applicable to the Award, and such other provisions as the Administrator shall determine which are not inconsistent with the terms of the Plan.

10.3 Value of Stock Units. Each Stock Unit shall have an initial value that is equal to the Fair Market Value of a Share on the date of grant. The Administrator may set performance goals in its discretion which, depending on the extent to which they are met, will determine the number of Stock Units that will be paid out to the Participant. For purposes of this Article 10, the time period during which the performance goals must be met shall be called a “Performance Period.”

10.4 Earning of Stock Units. After the applicable Performance Period has ended, the holder of Stock Units shall be entitled to receive a payout based on the number and value of Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

10.5 Form and Timing of Payment of Stock Units. Payment of earned Stock Units shall be as determined by the Administrator and, if applicable, as evidenced in the related Award Agreement. Subject to the terms of the Plan, the Administrator, in its sole discretion, may pay earned Stock Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Stock Units at the close of the applicable Performance Period. In addition, the Administrator may, in its sole discretion, provide that the payment of earned Stock Units shall be accompanied by cash, which may be sufficient to pay withholding and other payroll taxes or may be more or less than required to pay withholding and other payroll taxes. Such Shares may be delivered subject to any restrictions deemed appropriate by the Administrator. No fractional shares will be issued. The determination of the Administrator with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or the resolutions establishing the Award.

10.6 Dividend Units. Unless otherwise provided by the Administrator, Participants holding Stock Units shall be entitled to receive dividend units with respect to dividends declared with respect to the Shares represented by such Stock Units. Such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 hereof, as determined by the Administrator.

10.7 Nontransferability. Stock Units may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 11. Performance Measures

Unless and until the Administrator proposes for shareholder vote and the Company’s shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and vesting with respect to Awards to Covered Employees that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

(a)	Earnings per share;

(b)	Net income (before or after taxes);

(c)	Cash flow (including, but not limited to, operating cash flow and free cash flow);

(d)	Gross revenues;

(e)	Gross margins;

(f)	Earnings before interest and taxes (EBIT);

(g)	Earnings before interest, taxes, depreciation and amortization (EBITDA);

(h)	Internal rate of return (IRR);

(g)	Shareholder Return or Share Price Growth;

(h)	Operating profit;

(i)	Economic Value Added (EVA);

(j)	Return on Invested Capital (ROIC);

(k)	Return on assets (ROA); and

(l)	Any of the above measures compared to peer or other companies.

Performance measures may be set either at the corporate level, subsidiary level, division level, or business unit level.

Awards that are designed to qualify for the Performance-Based Exception, and that are held by Covered Employees, may not be adjusted upward. The Administrator shall retain the discretion to adjust such Awards downward.

If applicable tax and securities laws change to permit Administrator discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining shareholder approval.

Article 12. Rights of Participants

12.1 Service. Nothing in the Plan shall confer upon any Participant any right to continue in Service or interfere with or limit in any way the right of the Company to terminate any Participant’s Service at any time.

12.2 Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

12.3 Rights as a Shareholder. Except as provided in Sections 8.5, 8.6, 10.5 and 10.6 hereof or in applicable Award Agreement consistent with such Sections, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such Shares, or the Period of Restriction has expired, as applicable.

Article 13. Termination of Service

13.1 Termination of Awards not yet Vested or Exercisable. All Awards or any portion thereof not yet vested or exercisable or whose Period of Restriction has not expired as of the date of termination shall terminate and be forfeited immediately on the date of termination.

13.2 Time to Exercise. Except as otherwise provided in the Award Agreement, upon termination of the Participant’s Service for any reason, an Award granted to the Participant may be exercised by the Participant (or, if appropriate, the Participant’s legal representative or permitted transferee) at any time on or prior to the earlier of the expiration date of the Award or the expiration of three (3) months after the date of termination (one (1) year if termination was by reason of Disability or death) but only if, and to the extent that, the Participant was entitled to exercise the Award at the date of termination.

13.3 Leave of Absence. Unless otherwise determined by the Administrator, an authorized military leave, sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall not constitute a termination of employment if the period of such leave does not exceed 90 days, or, if longer, so long as the individual’s right to reemployment with the Company (or a related corporation of the Company, or a corporation, or a related corporation of such corporation issuing or assuming a stock option in a transaction to which Code Section 425(a) applies) is guaranteed either by statute or by contract. Where the period of leave exceeds 90 days and where the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

13.4 Termination. For purposes of this Article, a “termination” includes an event which causes a Participant to lose his eligibility to participate in the Plan (e.g., an individual is employed by a Subsidiary that ceases to be a Subsidiary). In the case of a Consultant, the meaning of “termination” or “termination of employment” includes the date that the individual ceases to provide significant services to the Company on the date specified in a notice of termination from the Company. In the case of a Director, the meaning of “termination” includes the date that the individual ceases to be a Director.

13.5 Different Rules. Notwithstanding the foregoing, the Administrator has the authority to prescribe different rules that apply upon the termination of employment of a particular Participant, which shall be memorialized in the Participant’s original or amended Award Agreement or similar document. However, with respect to any Award subject to Section 409A, any reference to “termination of employment” or similar term shall mean an event that constitutes a “separation from service” within the meaning of Section 409A.

13.6 Forfeiture. An Award that remains unexercised after the latest date it could have been exercised under any of the foregoing provisions or under the terms of the Award shall be forfeited.

Article 14. Change in Control

In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchange or trading system, or unless the Administrator shall otherwise specify in the Award Agreement, the Board, in its sole discretion, may:

(a)

elect to terminate Options or SARs in exchange for a cash payment equal to the amount by which the Fair Market Value of the Shares subject to such Option or SAR to the extent the Option or SAR has vested exceeds the exercise price with respect to such Shares;

(b)

elect to terminate Options or SARs provided that each Participant is first notified of and given the opportunity to exercise his/her vested Options or SARs for a specified period of time (of not less than 15 days) from the date of notification and before the Option or SAR is terminated;

(c)

permit Awards to be assumed by a new parent corporation or a successor corporation (or its parent) and replaced with a comparable Award of the parent corporation or successor corporation (or its parent);

(d)	amend an Award Agreement to accelerate vesting;

(e)	provide that vesting of any Award shall accelerate if the Participant is terminated other than for Cause or if the Participant resigns for Good Reason; or

(f)	implement any combination of the foregoing or implement any other action with respect to an Award that it deems appropriate.

Article 15. Amendment, Modification, and Termination

15.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

15.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

15.3 Shareholder Approval Required for Certain Amendments. Shareholder approval will be required for any amendment of the Plan that does any of the following: (a) increases the maximum number of Shares subject to the Plan; (b) changes the designation of the class of persons eligible to receive ISOs under the Plan; or (c) modifies the Plan in a manner that requires shareholder approval under applicable law or the rules of a stock exchange or trading system on which Shares are traded.

Article 16. Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes (including social security or social charges), domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Participant may satisfy, totally or in part, such Participant’s obligations pursuant to this Article 16 by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares that have been held for at least six (6) months, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options and SARs, (ii) the date of payment, in the case of Stock Units, and (iii) the expiration of the Period of Restriction in the case of Restricted Stock. Any election made under this Article 16 may be disapproved by the Administrator at any time in its sole discretion. If an election is disapproved by the Administrator, the Participant must satisfy his obligations pursuant to this paragraph in cash.

Article 17. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, through merger, consolidation, or otherwise, of all or substantially all of the business, stock or assets of the Company.

Article 18. General Provisions

18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

18.5 Listing. The Company may use reasonable endeavors to register Shares issued pursuant to Awards with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any state or foreign securities laws, stock exchange, or trading system.

18.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.7 No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company or a Subsidiary, and accordingly, subject to Section 15.2 hereof, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Administrator without giving rise to liability on the part of the Company for severance payments.

18.8 Noncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or trading system.

18.9 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts whose jurisdiction covers Los Angeles, California, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

18.10 Compliance with Section 409A. It is intended that Awards under the Plan are either exempt from Section 409A or are structured to comply with the requirements of Section 409A. The Plan shall be administered and interpreted in accordance with that intent. By way of example, the following rules shall apply:

(a)	Any provision of the Plan that would conflict with the requirements of a Section 409A Award shall not apply to a Section 409A Award.

(b)

Any adjustment or modification to a Section 409A Award shall be made in compliance with Section 409A (e.g., any adjustment to an Option or SAR under Section 4.3 hereof shall be made in accordance with the requirements of Section 409A).

(c)	For Section 409A Awards, all rights to amend, terminate or modify the Plan or any Award are subject to the requirements and limitations of Section 409A.

(d)

For Section 409A Awards, any payment or distribution that is triggered upon termination or cessation of employment or a comparable event shall be interpreted consistent with the definition of “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

(e)

With respect to amounts payable under a Section 409A Award, in the event that a Participant is a “specified employee” as defined in Section 409A, any amount that is payable in connection with the Participant’s separation from service shall not be paid prior to the date which is six months after the date the Participant separates from service (or, if earlier, the date the Participant dies). A Participant who is subject to the restriction described in the previous sentence shall be paid on the first day of the seventh month after the Participant’s separation from service an amount equal to the benefit that the Participant would have received during such six month period absent the restriction.

While the Company intends for Awards to be either exempt from or in compliance with Section 409A, neither the Company nor the Administrator shall be liable to any person for the tax consequences of any failure to comply with the requirements of Section 409A or any other tax consequences relating to Awards under this Plan.

The Company

By:
Title:
Date:

Dated of Adoption by the Board:
Date of Shareholder Approval:

Form 2015 Plan Stock Option Agreement

Approved by Calhoun BOD on 04/30/15

CALHOUN VISION, INC.

STOCK OPTION AGREEMENT

1. Grant of Option. Calhoun Vision, Inc. (the “Corporation”) hereby grants to                      (the “Optionee”) an option to purchase                                          (                ) shares of common stock of the Corporation (the “Shares”), on the terms and conditions set forth in this Agreement and the Calhoun Vision, Inc. 2015 Equity Incentive Plan (the “Plan”). This option is granted as of                      the “Grant Date”). A copy of the Plan is attached hereto as Exhibit A, and its provisions are incorporated into this Agreement by reference. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern.

2. Exercise Price. The exercise price of the Shares to be purchased pursuant to this option is                  ($        ) per Share, which is equal to 100% of the fair market value of the Shares on the Grant Date.

3. Tax Status. This option is [select one:          an incentive stock option (within the meaning of §422(b) of the Internal Revenue Code of 1986) or          a nonqualified stock option].

4. Exercisability of Option. The Optionee’s “Vesting Base Date” is                     . At any time on and after the Grant Date until the termination of the option (as provided in section 5 of this Agreement), and subject to the effect of adjustments under Sections 4.3 and 4.4 of the Plan and the effect of a Change in Control under Article 14 of the Plan, this option shall be exercisable according to the attached vesting schedule (Exhibit C), such vesting to occur on the first day of each month, commencing with the first month after such first anniversary, so that the option shall be fully exercisable by the fourth anniversary of the Vesting Base Date; provided that no vesting shall occur after termination of employment. As provided in Section 6.11 of the Plan, if an Optionee’s Service is terminated by the Company for Cause, the Participant shall have no right to exercise an Option, and all the Optionee’s Options will terminate.

5. Termination of Option. This option is no longer exercisable on the first to occur of (a) the 10th anniversary of the Grant Date, (b) the last date for exercising the option following termination of the Optionee’s Service as described in Section 13 of the Plan, or (c) its termination in connection with a Change in Control as provided under Article 14 of the Plan.

6. Method of Exercise. This option may be exercised only by delivery pursuant to Section 8 of this Agreement of an exercise notice (the current form of which is attached as Exhibit B), specifying the election to exercise this option and the number of Shares for which it is being exercised. In certain cases, an Investment Representation Statement may also be required. No exercise for fractional Shares shall be permitted. Payment of the exercise price for the number of Shares for which the option is being exercised shall be made in cash, by check or by cash equivalent. Alternatively, payment may be by withholding Shares or by submission of other shares owned by the Optionee, if allowed by Article 16 of the Plan.

7. Restrictions on Shares Acquired. Shares acquired upon exercise of the option will be fully vested and (a) will be subject to the vested share repurchase rights described in Section 9.2(a) and (b) of the Plan and the right of first refusal described in Section 9.4 of the Plan, and (b) may be subject to a lockup agreement as referred to in Section 9.5 of the Plan.

8. Notices. Any notice or other communication under this Agreement must be in writing and shall be effective upon hand delivery; upon fax transmission to either party at the number provide below for that party, but only upon receipt by the transmitting party of a written confirmation of receipt; or three (3) business days after deposit in the U.S. mail, postage prepaid, certified or registered, and addressed to the Corporation or to Optionee at the appropriate address below. Each party is obligated to notify the other in writing of any change in address. Notice of change of address shall be effective only when done in accordance with this section.

If to the Corporation, to:	If to Optionee, to:
Calhoun Vision, Inc.
171 N. Altadena Drive, Suite 201
Pasadena, CA 91107
Attention: Secretary
Fax No.: ( ) -	Fax No.: ( ) -

AGREED.

CALHOUN VISION, INC.

By:
Its:
Date

Optionee: By executing this Agreement, Optionee acknowledges receipt of a copy of the separate document titled “Calhoun Vision, Inc. 2015 Equity Compensation Plan,” which contains many of the provisions of this Agreement.

Signature of Optionee	Date

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Alternative Provisions for 10% shareholders

1. Exercise Price. [The exercise price of an incentive stock option by a 10% shareholder must be at least 110% of the fair market value and fair value.]

5. Termination of Option. [Clause (i) should indicate a time no later than the 5th anniversary of the Grant Date for any incentive stock option grant to a 10% shareholder.]

Alternative Provisions for Immediately Exercisable Options

4. Exercisability of Option. This option is immediately and fully exercisable. [Alternate Section 7 must be used with this Section.]

7. Restrictions on Shares Acquired. The Optionee’s “Vesting Base Date” is                     . Shares acquired upon exercise of the option shall vest with respect to 25% of the total Shares subject to the option as of the first anniversary of the Vesting Base Date, and the remaining seventy-five percent (75%) shall vest monthly over an additional 36 months in equal monthly amounts (as nearly as practicable), such vesting to occur on the first day of each month, commencing with the first month after such first anniversary, so that the option shall be fully exercisable by the fourth anniversary of the Vesting Base Date; so that such Shares will be 100% vested on the fourth anniversary of the Vesting Base Date; provided that no vesting shall occur after termination of employment. Unvested Shares will be subject to the Corporation’s unvested share repurchase right described in Section 9.1 of the Plan. Vested shares will be subject to the vested share repurchase right described in Section 9.2(a) and (b) of the Plan and the right of first refusal described in Section 9.4 of the Plan and may be subject to a lockup agreement as referred to in Section 9.5 of the Plan.

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EXHIBIT B

CALHOUN VISION, INC.

2015 EQUITY COMPENSATION PLAN

EXERCISE NOTICE FOR NONQUALIFIED STOCK OPTIONS

Calhoun Vision, Inc.

171 N. Altadena Drive, Suite 201

Pasadena, CA 91107

Attention: Secretary

The employee hereby exercises the following stock options:

Grant Date	Number of Options	Price per Share	Total Exercise Price	Withholding Taxes	Total

Total Due:

Concurrently with the delivery of this exercise notice, the employee hereby pays to the Corporation the total due.

Signature

Print Name

Address

Social Security #

Date

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EXHIBIT B

CALHOUN VISION, INC.

2015 EQUITY COMPENSATION PLAN

EXERCISE NOTICE FOR INCENTIVE STOCK OPTIONS

Calhoun Vision, Inc.

171 N. Altadena Drive, Suite 201

Pasadena, CA 10006

Attention: Secretary

The employee hereby exercises the following stock options:

Grant Date	Number of Options	Price per Share	Total Exercise Price	Total

Total Due:

Concurrently with the delivery of this exercise notice, the employee hereby pays to the Corporation the total due.

Signature

Print Name

Address

Social Security #

Date

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